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                                                                   EXHIBIT 10.24

                    ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

        This Assignment of Purchase and Sale Agreement (this "ASSIGNMENT") is made as of July ___, 2004, by AUDELIA PLAZA, LTD., a Texas limited partnership ("ASSIGNOR"), and Behringer Harvard plaza skillman LP, a Texas limited partnership ( "ASSIGNEE").

                                   BACKGROUND

        A. Assignor, as Purchaser, entered into that certain Purchase and Sale Agreement dated effective as of February 27, 2004 (as same may have been amended, the "AGREEMENT"), with Aristocrat Fund IV, L.P., a Texas limited partnership, as Seller, in respect of a shopping center commonly known as Plaza Bank Shopping Center in Dallas County, Texas, as more particularly described in the Agreement (the "PROPERTY").

        B. Assignor desires to assign all of its interest in the Agreement to Assignee and Assignee desires to accept the assignment.

                                    AGREEMENT

        1. ASSIGNMENT. For good and valuable consideration paid to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby ASSIGN AND TRANSFER to Assignee all of the right, title and interest of Assignor in and to the Agreement. Assignor hereby accepts such assignment and assumes and agrees to perform all obligations of Assignor as "Purchaser" under the Agreement.

        2. DEPOSIT. Assignor has deposited the amount of $50,000 as Earnest Money under the Agreement, and an additional deposit of Earnest Money in the amount of $100,000 is now due under the Agreement. Concurrently with the execution of this Agreement, Assignee shall cause Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership ("BH SHORT TERM") to deposit with the Title Company (as defined in the Agreement) the amount of $200,000. Of this amount, the sum of $100,000 shall be deposited as Earnest Money under the Agreement. The remaining $100,000 (the "SEPARATE DEPOSIT") shall be held in a separate escrow account by the Title Company pursuant to the following terms and conditions: (a) if the transaction that is the subject of the Agreement fails to close because of a default caused by BH Short Term, then the Title Company shall deliver the Separate Deposit to Assignor (and receipt of such sum shall be the sole and exclusive remedy of Assignor for such default); and (b) if the transaction that is the subject of the Agreement closes, or fails to close for any reason other than a default caused by BH Short Term, then the Title Company shall deliver the Separate Deposit to BH Short Term.

        3. APPLICATION OF EARNEST MONEY. Assignor and BH Short Term, among others, have executed (or will execute) that certain Agreement of Limited Partnership of Assignee (the "PARTNERSHIP AGREEMENT"), pursuant to which Assignor is to contribute 14.29% of the amount necessary to acquire the Property and BH Short Term is to contribute 85.61% of the amount necessary to acquire the Property. Upon the closing of the transaction that is the subject of the Agreement, the portion of the Earnest Money deposited by Assignor ($50,000) shall be credited towards the contribution required to be made by Assignor under the Partnership Agreement, and the portion of the Earnest Money deposited by BH Short Term ($100,000) shall be credited towards the contribution required to be made by BH Short Term under the Partnership Agreement.




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        4. REPRESENTATIONS. Assignor hereby unconditionally represents and warrants to, and covenants with, Assignee as follows:

                (a) The Agreement is in full force and effect. A true, correct and complete copy of the Agreement and all amendments is attached hereto as EXHIBIT A.

                (b) Purchaser is not currently in default under the Agreement, and, to Purchaser's knowledge, no default by Seller exists under the Agreement.

                (c) After the execution of this Assignment, Assignee shall have the sole right to exercise any right to terminate the Agreement.

                (d) Neither Assignor nor any affiliate of Assignor is receiving any compensation in connection with the acquisition of the Property, other than such compensation as is reflected in documents executed by Assignee or affiliates of Assignee. Without limiting the generality of the foregoing, Assignor represents and warrants to Assignee that Assignor has not and will not receive any commission or other payment from Seller in connection with the sale of the Property, except as provided in the Agreement.

        5. FURTHER ASSURANCES. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement.

        6. ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable expenses, including reasonable attorneys' fees.

        7. COUNTERPARTS. This Agreement may be executed in several counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

        8. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

        9. APPLICABLE LAW. THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TEXAS.

        10. CAPTIONS. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

        11. CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.



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        EXECUTED to be effective as of the date first written above.





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                                            ASSIGNOR:

                                            AUDELIA PLAZA, LTD.,
                                            a Texas limited partnership

                                            By:  GP Audelia Plaza, Inc.,
                                            a Texas limited partnership

                                                     By:_______________________
                                                     Name:_____________________
                                                     Title:____________________


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                                ASSIGNEE:

                                BEHRINGER HARVARD PLAZA SKILLMAN LP,
                                a Texas limited partnership

                                By: Behringer Harvard Plaza Skillman GP, LLC, a Texas limited liability company,
                                     Its general partner


                                     By:______________________________________
                                     Name:____________________________________
                                     Title:___________________________________